EXHIBIT 99.1

NEWS RELEASE FOR AUGUST 11, 2004 AT 7:30 AM EDT

Contact: Allen & Caron Inc           Front Porch Digital, Inc.
         Jill Bertotti (investors)   Matthew G. Richman, Chief Financial Officer
         jill@allencaron.com         investors@fpdigital.com
         Len Hall (financial media) 856-439-9950 len@allencaron.com
         949-474-4300

FRONT PORCH DIGITAL ANNOUNCES RECORD SECOND QUARTER, SIX-MONTH RESULTS

               REVENUES UP 407% AND 187% FROM PRIOR YEAR PERIODS,
                        COMPANY TURNS CASH FLOW POSITIVE

MT. LAUREL, N.J., AUGUST 11, 2004 - Front Porch Digital Inc. (OTCBB: FPDI) today announced record results for its second quarter and six months ended June 30, 2004. Revenues in this year's second quarter increased 407 percent from the prior year period, while margins rose, losses dropped sharply and the Company generated its first positive cash flow from operating activities since refocusing its resources on the media and broadcast business. For the first six months of this year, revenues were up 187 percent from revenues in the comparable prior year period. According to Chairman Thomas P. Sweeney, this year's second quarter and six-month results reflect the Company's considerable operational and financial progress.

         "We believe these results, combined with our increasing order rate, clearly reflect the market's expanding acceptance of our products and services and the ongoing commitment of our entire team to create a growing and profitable enterprise and establish the Company as the leader in our industry," Sweeney said. "Additionally, becoming cash flow positive marks the achievement of a critical milestone and bolsters the perception of our brand in the market."

         Driven by continued strong sales momentum for the Company's digital archive software and services worldwide, total revenues from continuing operations for this year's second quarter increased 407 percent to $2 million, from revenues of $391,000 in the 2003 second quarter. Revenues from continuing operations in the 2004 second quarter were up sequentially 25 percent from revenues of $1.6 million in the first quarter of 2004. For the first six months of this year, total revenues from continuing operations rose 187 percent to $3.5 million, up from $1.2 million for the year-earlier period. As of June 30, 2004, the Company reported a backlog of $2.2 million.

         Gross margin as a percentage of revenue for the 2004 second quarter and six months was 74 percent and 73 percent, respectively, compared with 49 percent and 66 percent for the respective year-earlier periods. Gross margin as a percentage of revenue in the first quarter of this year was 72 percent.

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         The operating loss for the 2004 second quarter was reduced to $81,000 from an operating loss of $928,000 for the comparable year-earlier period, and was less than one half the $181,000 operating loss in the first quarter of this year. For the first six months of 2004, the operating loss dropped to $262,000 from $1.4 million for the first six months of last year. The operating loss for the second quarter and first six months of 2004 included non-cash compensation of $199,000 and $233,000, respectively, related to the granting of stock options.

         The net loss for the 2004 second quarter was reduced to $510,000, or $0.01 loss per share, from a net loss of $3.2 million, or $0.08 loss per share, for the prior year period. For the first six months of 2004, the net loss declined to $865,000, or a loss per share of $0.02, from a net loss of $3.5 million, or a loss per share of $0.10, for the same period last year. The second quarter and first six months of 2003 included losses from discontinued operations of $2.1 million and $1.7 million, respectively.

         The Company turned cash flow positive in this year's second quarter as cash flow from operations was $227,000 in the quarter and $169,000 for the first six months of 2004.

         Chief Financial Officer Matthew G. Richman commented: "There are key indicators that clearly demonstrate the full extent of our progress since the beginning of the year. First, as we reached the mid-point of 2004, our six-month revenues exceeded total revenues for all of 2003 by more than 20 percent and our costs are increasing at a rate that is significantly less than our rate of revenue growth.

         "Second, we believe our costs are in line with our business plan goals and, as of June 30, 2004, we were on track to hit our annual revenue target," Richman added. "Additionally, with $1.3 million in unrestricted cash and cash equivalents at the end of the 2004 second quarter, our cash position has improved significantly, and our working capital deficit has declined sharply from year-end levels."

ABOUT FRONT PORCH DIGITAL

     Front Porch Digital Inc. (WWW.FPDIGITAL.COM) is transforming the digital world by developing unique software and services that convert audio, video, images, text and data into digital formats that enable searching, browsing, editing, storage and on-demand delivery of content in nearly any other digital format through a single capture. Front Porch is a leading provider of archive management software to broadcasters throughout Europe and Asia.

FRONT PORCH DIGITAL FORWARD LOOKING STATEMENTS

     This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect Front Porch Digital's current views with respect to future events and financial performance. Such statements are subject to certain risks and uncertainties that could cause actual events or results to differ materially from those indicated from such forward-looking statements. The potential risk factors include Front Porch Digital's limited operating history and experience in the data and video digital conversion business, Front Porch Digital's ability to attract significant additional financing and incur


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operational losses and negative cash flow, and risks associated with expansion.
Additional risk factors are set forth in Front Porch Digital's reports and documents filed with the Securities and Exchange Commission.

                                  TABLE FOLLOWS






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                            FRONT PORCH DIGITAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                 Three months ended                    Six months ended
                                                                     June 30,                             June 30,
                                                          --------------------------------     --------------------------------
                                                               2004            2003                 2004             2003
                                                          ---------------------------------------------------------------------
Total revenues                                               1,981,234         390,641            3,549,354        1,236,379

Gross margin                                                 1,464,978         189,747            2,591,928          812,153

Total operating expenses                                     1,545,956       1,117,783            2,854,398        2,186,802
                                                           -----------     -----------          -----------      -----------

Operating loss                                                 (80,978)       (928,036)            (262,470)      (1,374,649)
                                                           -----------     -----------          -----------      -----------

Other income (expense):
Interest income                                                  6,363             412                7,564              797
Interest expense                                              (420,687)       (208,857)            (618,892)        (362,392)
Other income                                                         -          (1,346)              20,873              (80)
Foreign currency transaction loss                              (14,193)         (2,536)             (12,191)          (3,237)
                                                           -----------     -----------          -----------      -----------
Total other expense, net                                      (428,517)       (212,327)            (602,646)        (364,912)
                                                           -----------     -----------          -----------      -----------

Loss from continuing operations                               (509,495)     (1,140,363)            (865,116)      (1,739,561)
                                                           -----------     -----------          -----------      -----------

Loss from operations of discontinued operations                      -      (2,080,329)                   -       (1,725,411)
                                                           -----------     -----------          -----------      -----------

Net loss                                                   $  (509,495)    $(3,220,692)         $  (865,116)     $(3,464,972)
                                                           ===========     ===========          ===========      ===========


Weighted average shares outstanding - basic and diluted     55,485,065      39,370,754           48,641,473       35,869,795

Loss per share - basic and diluted:
Loss from continuing operations                            $     (0.01)    $     (0.03)         $     (0.02)     $     (0.05)
Loss from discontinued operations                          $         -     $     (0.05)         $         -      $     (0.05)
Net loss                                                   $     (0.01)    $     (0.08)         $     (0.02)     $     (0.10)
                                                           ===========     ===========          ===========      ===========